                                                                  EXHIBIT 10.33

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (the "Agreement") is entered into as of July 1, 2000 (the "Effective Date") by and between NEWGEN RESULTS CORPORATION ("Newgen") and GEOMEL ENTERPRISES, INC., ("Anderson").

                                    RECITALS

         WHEREAS, Newgen provides integrated database management, personalized direct-marketing and related services to automobile manufacturers and dealerships (e.g. Newgen offers personalized vehicle maintenance reminders to a dealership's customers);

         WHEREAS, Anderson possesses experience and expertise in commercial printing and mailing; and

         WHEREAS, Newgen desires to purchase from Anderson, and Anderson desires to sell to Newgen, the Products (as defined below) on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto hereby agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         1.1 "PRODUCT" means a four-color, laser printed, personalized letter folded and inserted into a corresponding window envelope, or a 1 color reminder notice on preprinted forms which meets the Product Specifications,

         1.2 "PRODUCT SPECIFICATIONS" means the product specifications set forth on Exhibit A attached hereto.

         1.3 "PRODUCTION SCHEDULE" means the schedule for the production of Products set forth on Exhibit B attached hereto.

2.       PURCHASE OF PRODUCTS

         2.1 PURCHASE AND SALE. In accordance with the terms and subject to the conditions set forth in this Agreement, Newgen hereby orders and agrees to purchase from Anderson, and Anderson hereby accepts and agrees to sell to Newgen, Products at the price set forth herein.

         2.2 PRODUCT SPECIFICATIONS. Products supplied pursuant to this Agreement shall comply with the applicable Product Specifications.

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3.       PURCHASE PRICE AND PAYMENT; VOLUME REQUIREMENTS

         3.1 PURCHASE PRICE. . The purchase price will depend upon volume and shall remain fixed for the term of this Agreement, as set forth on Exhibit C. Notwithstanding the foregoing, in the event the cost of paper is in excess of 120% of the cost of paper in effect on the date of this Agreement (the "Initial Paper Cost") for three consecutive months, Newgen agrees to pay Anderson the difference between the increased paper cost at the end of such three month period and the Initial Paper Cost.

         3.2 PAYMENT. Anderson will invoice Newgen twice each month, and Newgen shall pay all undisputed invoices amounts issued under this Agreement within 30 days from the date of invoice, unless otherwise mutually agreed upon in writing by Newgen and Anderson. Time is of the essence herein.

         3.3 VOLUME. As of the Effective Date, Newgen operates its business such that its volume requirements equal approximately 3,000,000 Products per month. After the Effective Date, Newgen expects its volume requirements to initially equal at least 3,000,000 Products per month, but there can be no assurance that Newgen's volume requirements will be consistent or meet any particular threshold level.

         3.4 REQUIREMENTS. .Not consistent with volume pricing in exhibit C In the event Newgen's requirements exceed Anderson's capacity for such Product Newgen shall have the right to purchase such excess Product (or substitute products) from third parties without any obligation to Anderson; provided, however, in all other respects this contract shall remain in full force and effect.

4.       PRODUCTION; SHIPMENT; PACKAGING; TITLE AND RISK OF LOSS

         4.1 PRODUCTION.

             (a) Newgen shall provide to Anderson in a timely manner all data necessary for Anderson to produce the Products in accordance with the Production Schedule. Newgen shall send such data to Anderson by computer mail or other electronic means or on a diskette; and

             (b) Anderson shall produce the Products in accordance with the Production Schedule.

         4.2 SHIPMENT. A presort bureau designated by Newgen will arrange for pick-up at its sole cost and expense of any and all finished Products, within a reasonable period following completion thereof.

         4.3 PACKAGING. Anderson shall package and deliver each Product in bulk containers that are standard for such Product.

         4.4 TITLE AND RISK OF LOSS. Title and risk of loss for Products purchased hereunder shall transfer to Newgen upon delivery of such Products by Anderson to a common carrier or a third party intermediary approved by Newgen (including a presort bureau).
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5.       REPRESENTATIONS AND WARRANTIES

         5.1 CORPORATE POWER. Each party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         5.2 DUE AUTHORIZATION. Each signatory hereto represents and warrants that such person is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         5.3 BINDING AGREEMENT. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

         5.4 WARRANTY. ANDERSON WARRANTS THAT THE PRODUCTS SUPPLIED TO NEWGEN SHALL COMPLY WITH THE APPLICABLE PRODUCT SPECIFICATIONS AND SHALL BE FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP.

         5.5 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS PURCHASED HEREUNDER.

6.       CONFIDENTIALITY

         6.1 CONFIDENTIAL INFORMATION. Each party acknowledges that all information relating to any marketing, business plan or financial matter relating to the other party, its present or future products, sales, suppliers, customers, employees, operations, investors or business, whether in oral, written, graphic or electronic form, constitutes confidential or proprietary information of the other party (collectively, "Confidential Information"); PROVIDED, HOWEVER, that Confidential Information shall not include any information which the receiving party can prove by competent evidence (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available in the public domain, (b) is known by the receiving party at the time of receiving such information, as evidenced by its records, or (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure.

         6.2 NONDISCLOSURE. During the term of this Agreement and for a period of five years thereafter, each party will maintain all Confidential Information of the other party as confidential and will not disclose any Confidential Information of the other party to any Third Party or use any Confidential Information of the other party for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing party shall use commercially reasonable efforts to obtain confidential treatment of any such information required to be disclosed), or (c) to its affiliates, employees, agents, consultants and other representatives (including third party support vendors), to accomplish the purposes of this Agreement so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein; and without limiting the generality of the foregoing exceptions, Newgen may disclose Confidential Information to the extent deemed necessary, in its reasonable discretion, to the Securities and Exchange Commission. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of Confidential Information of the other party. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of the other party.

7.       TERM AND TERMINATION

         7.1 TERM. This Agreement shall commence as of the April 1, 2000, and shall continue for three years thereafter, unless terminated earlier as provided herein.

         7.2 TERMINATION. Either party may terminate this Agreement prior to the expiration of the term of this Agreement upon the occurrence of any of the following:

             (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

             (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within 30 days after written notice thereof by the non-breaching party.

         7.3 TERMINATION BY NEWGEN. Newgen shall have the right to terminate this Agreement prior to the expiration of the term of this Agreement at any time following Anderson's third failure to meet the Product Specifications within 60 days as required herein. Newgen shall also have the right to terminate this agreement at any time prior to the expiration of the term without cause, so long as Newgen pays Anderson a termination fee equal to the number of months remaining under the term of this agreement multiplied by one hundred and fify five thousand dollars ($155,000).

         7.4 EFFECT OF TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 1, 6.1, 6.2, and 7 shall survive termination or expiration of this Agreement.

8.       GENERAL PROVISIONS

         8.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war

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

be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party. If Anderson is unable to perform its obligations hereunder due to one of the foregoing events, Newgen shall have the right to purchase Products (or substitute products) from third parties without any obligation to Anderson.

         8.2 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld). The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void. Newgen shall remain liable for payment of all outstanding invoices and charges accrued up to the date of any valid assignment hereunder.

         8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understanding between the parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

         8.4 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

         8.5 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

         IF TO NEWGEN:                      NEWGEN RESULTS CORPORATION
                                            12680 High Bluff Drive
                                            San Diego, CA  92130
                                            Attn:  Chief Financial Officer
                                            Fax No. (858) 481-1299

         IF TO ANDERSON:                     Anderson Direct
                                            . 9431 Dowdy Drive
                                            San Diego, CA   92126
                                            Attn:  President
                                            Fax No.  (858) 348-5100

         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other

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

electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

         8.6 INDEPENDENT CONTRACTORS. It is expressly agreed that Anderson and Newgen shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party.

         8.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.8 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same rights or remedies or of any other of such party's rights or remedies provided in this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.


NEWGEN RESULTS CORPORATION                       GEOMEL ENTERPRISES, INC.



By: /s/ Sam Simkin                               By: /s/ Ted Tietge
   ---------------------------                      ---------------------------

Name: Sam Simkin                                 Name: Ted Tietge
     -------------------------                        -------------------------

Title: Senior VP & Chief                         Title: Chief Financial Officer
       Financial Officer                               ------------------------
      ------------------------


























                               PURCHASE AGREEMENT

                                    EXHIBIT A



RESULTS PACKAGE #1:

                                    LETTERS          Size:     8.5" x 11.0"
                                                     Paper:    White copy paper. Usage at 95%.
                                                               Pastel colored.  Usage at 5%.
                                                     Print:    Laser printed and personalized
                                                               4 color laser on one side.
                                                               Average 10% toner coverage

                                    ENVELOPES        #10 Standard left-hand window - 95% of total envelopes.

                                                     Size:     4.2" x 9.5"
                                                     Paper:    White. Usage at 95%.
                                                               Pastel colored.  Usage at 5%.
                                                     Print:    Offset print.
                                                               1 color  on one side.

                                    ENVELOPES        #10 Double window - 5% of total envelopes.

                                                     Size:     4.2" x 9.5"
                                                     Paper:    White.
                                                     Print:    Offset print.
                                                               1 color  on one side.

                                    MAIL PREPARATION
                                                               Machine letter fold
                                                               Machine insert into specified preprinted # 10 envelope
                                                               Submit to presort bureau

COMPUTER CARE PACKAGE #2:
                                    LETTERS          Size:     8.5" x 11.0", 6.0" x 11.0", 7.25" x 11.0"
                                                     Paper:    Preprinted 4 color letterhead "shells" - 50% of total
                                                               Preprinted 2 color letterhead "shells" - 50% of total
                                                               Approximately 50 letterhead types.
                                                     Print:    Laser printed and personalized
                                                               Black laser on one side.
                                                               Average 10% toner coverage
                                                               Retain original one-up / two-up print configuration.

                                    ENVELOPES        3 sizes of window envelope

                                                     Size:     4.2" x 9.5", 4.4" x 6.6", 3.9" x 7.8"
                                                     Print:    Offset print. 4 color on one side - 20% of usage.
                                                               1 color on one side - 80% of usage.
                                                               Approximately 13 envelope types.

                                    MAIL PREPARATION
                                                               Machine letter fold
                                                               Machine insert into specified preprinted envelope
                                                               Submit to presort bureau
COMPUTER CARE (AUTO NATION) PACKAGE #3:

                                    LETTERS          Size:     8.5" x 14.0"
                                                     Paper:    Preprinted 3 color letterhead "shells".
                                                     Print:    Laser printed and personalized
                                                               Black laser on two sides.
                                                               Average 10% toner coverage

                                    ENVELOPES        #10 Standard left-hand window.

                                                     Size:     4.2" x 9.5"
                                                     Paper:    White.
                                                     Print:    Offset print.
                                                               1 color  on one side.
                                    MAIL PREPARATION
                                                               Machine letter fold
                                                               Machine insert into specified preprinted envelope
                                                               Submit to presort bureau

                                    EXHIBIT B


                                    FIVE DAY

                               PRODUCTION SCHEDULE




DAY ONE:      Anderson receives variable letter copy and data from Newgen.

DAY TWO:      Anderson prints and folds letters.

DAY THREE:    Anderson inserts letters into appropriate envelopes.

DAY FOUR:     Anderson resolves all data irregularities from day one, and processes all reprints. Presort bureau picks up mail.

DAY FIVE:     Mail enters mail stream.



* Computer Care printing to be done on a weekly basis by manufacturing grouping.

                                    EXHIBIT C


                               Pricing for Newgen



Results Letters                     $0.155

Computer Care Letters               $0.087

Autonation Letters                  $0.112

Credit For Existing Letterhead      ($0.011)  -  For Computer Care & Autonation
Credit For Existing Envelopes       ($0.015)  -  For Computer Care & Autonation




Monthly volume is based on the combined total for Results, Computer Care and Autonation letters. Pricing for each product will be adjusted by applying the price multiplier, indicated below, if total monthly volume falls below 2,500,000 letters.


Monthly Volume                      Price Multiplier
2,500,000 -       Plus                  -
2,400,000 -       2,499,000         1.016
2,300,000 -       2,399,000         1.032
2,200,000 -       2,299,000         1.048
2,100,000 -       2,199,000         1.065
2,000,000 -       2,099,000         1.081
1,900,000 -       1,999,000         1.097
1,800,000 -       1,899,000         1.113
1,700,000 -       1,799,000         1.129
1,600,000 -       1,699,000         1.145
1,500,000 -       1,599,000         1.161
1,400,000 -       1,499,000         1.177
                  1,399,000         1.194


                                     Example

Actual monthly volume falls to 2,000,000 letters, pricing would be:


PRODUCT                 BASE PRICE    PRICE  MULTIPLIER     NEW PRICE
-------                 ----------    -----------------     ---------
Results letters           $.155           1.081              $.1675

Computer Care             $0.087          1.081              $0.094

Autonation                $0.112          1.081              $0.121